Exhibit 11

                       Consent of Independent Accountants



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                        Report of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 30, 1997, relating to the statement of assets and liabilities of the Orbitex Group of Funds at May 29, 1997, which appears in such Statement of Additional Information. We also consent to the references to us under the heading "Independent Accountants" and "Financial Statements" in such Statement of Additional Information.



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Price Waterhouse LLP
Boston, MA
May 30, 1997